AMENDMENT NO. 1 TO
WARRANT TO PURCHASE 1,158,087 SHARES
OF COMMON STOCK
(NO. DBSO-1)

THIS AMENDMENT NO. 1 TO WARRANT TO PURCHASE 1,158,087 SHARES OF COMMON STOCK is dated as of March 30, 2012 (this “Amendment”), by and between CONSUMER PORTFOLIO SERVICES, INC., a California corporation (the “Company”), and DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP, a Delaware limited partnership (the “Holder” or “Purchaser”).

R E C I T A L S

A.           The Company has issued to the Holder a warrant (the “Warrant”) dated September 25, 2009, on the terms and subject to the conditions contained therein, to purchase One Million, One Hundred Fifty Eight Thousand Eighty Seven (1,158,087) shares (the "Warrant Shares") of the Company’s common stock, no par value per share ("Common Stock"), at the exercise price of $0.879 per Warrant Share (the "Warrant Purchase Price") at any time and from time to time during the Exercise Period (as such term is defined therein). The number of Warrant Shares and the Warrant Purchase Price are subject to adjustment as set forth in SECTION 3 of the Warrant.

B.           The Holder continues to hold the Warrant.

C.           Unless otherwise indicated, all capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Warrant.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Warrant Amendment. Upon satisfaction of the condition set forth in Section 3 hereof, the Warrant is amended as follows:

(a) Deletion of Section 3.4 of the Warrant

(b) .  Pursuant to Section 4.7 of the Warrant, the Company and the Holder agree that Section 3.4 of the Warrant is hereby deleted in its entirety.

(b) Amendment to Section 3.5 of the Warrant. Pursuant to Section 4.7 of the Warrant, the Company and the Holder agree that Section 3.5 is hereby amended to delete the reference to Section 3.4 contained therein.

2. Certain Representations and Warranties.  The Company hereby represents and warrants to the Holder that (a) this Amendment has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, and (b) as of the date hereof: (i) the Warrant is fully exercisable, in whole or in part, (ii) the Warrant Shares issuable upon exercise of the Warrant have been duly authorized and, when issued, delivered and paid for pursuant to the terms of the Warrant, shall be duly and validly issued, fully paid and nonassessable and (iii) no Consent from any Person (including any Governmental Authority) is required in connection with, and no restrictions are otherwise applicable to, this Amendment, the transactions contemplated hereby or the issuance by the Company of any Warrant Shares issuable upon exercise of the Warrant.

3. Condition Precedent.                        It shall be a condition precedent to the effectiveness of this Amendment that the Company shall have paid to Holder, or to Holder’s order, a fee in the amount of $150,000.00.

4. Miscellaneous Provisions.

(a) Entire Agreement; Successors and Assigns.  This Amendment constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes any and all other prior oral and written, and all contemporaneous oral, agreements, negotiations, discussions and understandings with respect thereto.  This Amendment shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns.

(b) Counterparts.  This Amendment may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY

CONSUMER PORTFOLIO SERVICES, INC., a California corporation
By:  /s/ Robert E. Riedl
Robert E. Riedl
Senior Vice President

HOLDER
DRAWBRDIGE SPECIAL OPPORTUNITIES FUND LP, a Delaware limited partnership

By:  Drawbridge Special Opportunities GP LLC, its General Partner

By: /s/ Constantine M. Dakolias
Name: CONSTANTINE M. DAKOLIAS
Title: PRESIDENT